EXHIBIT 10.2
AMENDMENT TO
CONFIDENTIAL SETTLEMENT AGREEMENT
AND RELEASE
This Amendment to the Confidential Settlement Agreement and Release (“Amendment”) is entered into on July 10, 2008, being the last day on which all parties sign this Amendment (the “Effective Date”), by and between Verizon Federal Inc. (“Verizon”); and Government Telecommunications, Inc. (“GTI”) and GTI’s parent company, Digital Angel Corporation (“DAC”); collectively referred to here as the “Parties.”
WHEREAS, Verizon, GTI and DAC are parties to a certain Confidential Settlement Agreement and Release effective as of December 19, 2007 (the “Agreement”);
WHEREAS, the parties wish to amend the Agreement because GTI and DAC represent that GTI’s parent, Computer Equity Corporation (“CEC”) is being acquired by Sterling Hallmark, Inc..
NOW, THEREFORE, in consideration of the respective promises set forth here, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.
A. This Amendment shall have no effect if the anticipated acquisition of GTI’s parent company, CEC, by Sterling Hallmark, Inc. does not occur.
B. Sections 1.1-1.6 of the Agreement are hereby deleted in their entirety and replaced with the following:
1.1.	The payment of One Million Dollars ($1,000,000) by GTI to Verizon on or before January 15, 2008, has been made.
1.2.
On or before the closing date of the Stock Purchase Agreement by and between DAC and Sterling Hallmark, Inc. (the “Closing Date”), GTI shall pay to Verizon the sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) by wire transfer into M&T Bank, 1 M&T Plaza, Buffalo, NY 14203, Account 18199708, Routing Number 22000046, and shall simultaneously telecopy proof of that wire transfer to Verizon as provided in Section 5.12 of the Agreement.

1.3.
GTI shall pay to Verizon, by execution and delivery of a promissory note, the original principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00), payable on or before ninety (90) days after the Closing Date, in one (1) installment together with interest at five percent (5%) per annum and otherwise in the form of Attachment A hereto.

1.4.
GTI shall pay to Verizon, by execution and delivery of a promissory note, the original principal amount of Seven Hundred Fifty Thousand Dollars ($750,000.00), payable on or before one hundred eighty (180) days after the Closing Date, in one (1) installment together with interest at five percent (5%) per annum and otherwise in the form of Attachment B hereto.

1.5.
The settlement shall finally settle and resolve all claims asserted, or which could have been asserted, by Verizon, GTI, and DAC in the Lawsuit as of the date of this Agreement, including, but not limited to, legal expenses.

C. Attachment B (the “Guaranty”) to the Agreement executed by DAC on December 19, 2007, is hereby rescinded, and the Guaranty is hereby released and terminated and shall be of no further force and effect.
D. The promissory note executed by GTI in favor of Verizon for the sum of Four Million Dollars ($4,000,000.00) is hereby canceled and shall be returned by Verizon to GTI immediately upon receipt of the payment required by Section 1.2 of this Amendment.
E. Sections 3.0, 3.1 and 3.2 of the Agreement are hereby deleted in their entirety. Attachment A to the Agreement executed by GTI on December 19, 2007 is hereby rescinded and shall have no further force or effect.
F. The miscellaneous terms and conditions of Section 5.0 of the Agreement shall each be applicable to this Amendment as of the Effective Date.
G. The terms of the Agreement remain in force except as modified by this Amendment.
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IN WITNESS THEREOF, the Parties have fully executed this Amendment as of the date of the last signature below.

Government Telecommunications, Inc.	Verizon Federal Inc.

/s/ Stephen K. Wood	/s/ Mary Coyne

Signature	Signature

Stephen K. Wood	Mary Coyne

Printed Name	Printed Name

President	Associate General Counsel

Title	Litigation

Title

July 10, 2008	June 30, 2008

Date	Date

Digital Angel Corporation

/s/ Lorraine M. Breece Signature

Lorraine M. Breece Printed Name

Senior Vice President and Chief Financial Officer Title

July 10, 2008 Date